As filed with the Securities and Exchange Commission on March 24, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3477246
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1994 Employee Stock Option Plan

(Full Title of the Plan)

William M. Solms
Chief Executive Officer
Wave Systems Corp.
480 Pleasant Street
Lee, Massachusetts 01238
(Name and Address of Agent for Service)

(413) 243-1600

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Neil W. Townsend, Esq.

Willkie Farr and Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telephone:  (212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, $0.01 par value	5,000,000	$0.98	$4,900,000	$631.12

(1)         Represents additional shares of Wave Systems Corp. (the “Registrant”) Class A common stock (the “Class A Common Stock”) which may be issued under the Amended and Restated 1994 Stock Option Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and sold under the Plan as a result of certain future corporate transactions or events, including a stock split, stock dividend, merger, recapitalization, reorganization, or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based upon the average of the high and low sales prices of the Class A Common Stock reported on the Nasdaq Capital Market on March 20, 2014.

EXPLANATORY NOTE

On June 20, 2013, at the 2013 annual meeting of Wave Systems Corp. (the “Registrant”), the Registrant’s stockholders approved an amendment to the Registrant’s Amended and Restated 1994 Employee Stock Option Plan, as amended (the “Plan”), to increase the maximum number of shares of the Class A Common Stock, par value $0.01 per share (the “Common Stock”) of the Registrant available for the grant of awards under the Plan by 5,000,000 shares, which the Registrant’s Board of Directors had previously approved, subject to such stockholder approval.

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-178128, 333-164320, 333-144139, 333-69041, 333-11611 and 33-97612), as filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2011, January 13, 2010, June 28, 2007, December 16, 1998, September 9, 1996 and October 2, 1995, respectively (the “Prior Registration Statements”), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, covering an aggregate of 19,000,000 shares of Common Stock that may be issued pursuant to the Plan.  This Registration Statement is being filed to register an additional 5,000,000 shares of the Registrant’s Common Stock subject to issuance under the Plan.  The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares of Common Stock available for issuance under the Plan from 19,000,000 to 24,000,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents, which have been previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are hereby incorporated by reference in this Registration Statement:

•                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 14, 2014 (the “Annual Report”);

•                  The Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 30, 2013;

•                  The Registrant’s Current Report on Form 8-K filed with the Commission on March 13, 2014; and

•                  The description of the Class A Common Stock contained in the Registrant’s registration statement on Form S-3/A filed with the Commission on October 25, 2013.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.         Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, Commonwealth of Massachusetts, on this 24th day of March, 2014.

WAVE SYSTEMS CORP.

By:	/s/ William M. Solms
William M. Solms, Chief Executive Officer

By:	/s/ Gerard T. Feeney
Gerard T. Feeney, Chief Financial Officer and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint William M. Solms and Gerard T. Feeney and each of them singly, our true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, this Registration Statement and any and all post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title

/s/ William M. Solms	Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2014
William M. Solms

/s/ John E. Bagalay	Chairman	March 24, 2014
John E. Bagalay, Jr., Ph.D.

/s/ Nolan Bushnell	Director	March 24, 2014
Nolan Bushnell

/s/ George Gilder	Director	March 24, 2014
George Gilder

Signature	Title

/s/ Robert Frankenberg	Director	March 24, 2014
Robert Frankenberg

/s/ Steven K. Sprague	Director	March 24, 2014
Steven K. Sprague

/s/ Lorraine Hariton	Director	March 24, 2014
Lorraine Hariton

/s/ David Côté	Director	March 24, 2014
David Côté

/s/ Gerard T. Feeney	Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary (Principal Financial	March 24, 2014
Gerard T. Feeney	Officer)

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included in signature page to Registration Statement).

99.1

Amended and Restated 1994 Employee Stock Option Plan, as amended (incorporated by reference to Exhibit 1 to the Proxy Statement (DEF 14A) filed with the Securities and Exchange Commission on April 30, 2013).